Exhibit 10.53

EXECUTIVE OFFICER COMPENSATION AGREEMENT

This Executive Officer Compensation Agreement is dated this 25th day of April, 2007 (the “Agreement”), by and between Smart Online, Inc., a Delaware corporation (“Smart Online”) and _________________, an individual (the “Officer”).

WHEREAS, the Officer is an executive officer of Smart Online and, as of January 1, 2007, was paid a certain annual salary for his services (the “Original Compensation”);

WHEREAS, on or about January 12, 2007, Smart Online and the Officer previously entered into an oral agreement to reduce the Officer’s annual salary and pay the Officer a certain bonus based on Smart Online’s cash flow (the “Reduced Compensation”);

WHEREAS, the Reduced Compensation was paid to the Officer for all periods beginning January 1, 2007; and

WHEREAS, Smart Online and the Officer wish to terminate the Reduced Compensation and reinstate the Original Compensation.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Smart Online and the Officer agree as follows:

1.    Effective for the pay period ending April 30, 2007, the Officer’s annual base salary shall be $__________. The term “Annual Base Salary” shall refer to the base salary prevailing during the applicable period until such time of any increase in base salary whereupon it shall thereafter refer to such increased amount.

2.    Any bonus earned under the Reduced Compensation between January 1, 2007 and April 30, 2007 shall be paid to the Officer within thirty (30) days of the date of this Agreement. Such bonus, if any, will be paid through the regular payroll of the Company.

3.    All other terms and conditions of the Officer’s employment with Smart Online shall remain in full force and effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Smart Online and the Officer have duly executed and delivered this Agreement, effective as of the date set forth above.

SMART ONLINE, INC.	OFFICER

__________________________	_____________________________
Name:	Name:
Title:	Title:
Date:	Date: